UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2008

STERLING MINING COMPANY
(Exact name of registrant as specified in its charter)

000-51669
Commission File No.

Idaho	82-0300575
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

2201 Government Way, Suite E. Coeur d'Alene Idaho 83814
(Address of Principal Executive Offices)

(208) 666–4070
(Registrant’s Telephone Number)

609 Bank Street, Wallace, ID 83873
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On June 25, 2008, J. Kenney Berscht, President of Sterling Mining Company, had a private phone conversation with a stockholder of Sterling Mining. In the course of the conversation the following information was provided:

●	Sterling Mining is involved in discussions with six firms or companies regarding financing options for Sterling Mining. Mr. Berscht believes two of the firms are substantial.

●	Mr. Berscht stated that he is 100% sure the Sunshine Mine that Sterling Mining is bringing into production is not going under or will close.

●	Mr. Berscht stated his belief that Sterling Mining will be breaking even by September 2008.

●	Mr. Berscht stated that one of the keys to profitability for the Sunshine Mine and Sterling Mining is pumping water out of the mine and reaching the 3700 ft level. He further stated that at that level there are rich silver veins.

●	The recent debt financing in the principal amount of $2,400,000 was obtained to avoid shut down the mine and lying off 150 workers. Mr. Berscht further stated that the loan would be paid off as soon as the new financing arrangement was established.

●	When asked whether Sterling Mining would do a private placement of 10 million shares at $1.00, Mr. Berscht stated that Sterling Mining would not do so.

The foregoing information was subsequently posted by the stockholder in a message on the Yahoo Finance Message Board.

For purposes of clarification, public investors should note the following:

●	Sterling Mining has no agreement, arrangement or understanding regarding debt or equity financing. Sterling Mining is in need of additional capital to fund current operations, meet short term working capital needs, and complete its plan for bringing the Sunshine Mine into production. Failure to obtain such financing could result in an inability to fund current operations and curtailment or closure of the Sunshine Mine, and of which would have a material adverse effect on the results of operations of Sterling Mining.

●	Assuming Sterling Mining can obtain required immediate financing on acceptable terms, rehabilitation of the Sunshine Mine proceeds as planned, ore is recovered from the mine in sufficient quantities with high enough silver content, Sterling Mining can maintain acceptable arrangements for processing the ore produced, metal prices remain above certain levels, and a number of other factors related to Sterling Mining’s operations described in its Annual Report on Form 10-K for the year ended December 31, 2007, as amended, remain favorable, then it is possible that Sterling Mining could reach a point in the latter part of 2008 where monthly revenues are sufficient to cover monthly expenditures. There is no assurance this will occur, much less than it will occur in September of this year.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING MINING COMPANY

Dated: June 25, 2008	By:	/s/ J. Kenney Berscht
J. Kenney Berscht, President